Q3 2023 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM EXHIBIT 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees; adjusted net income; adjusted net income per share; free cash flow; adjusted free cash flow; earnings before interest, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA, Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted net income represents net income (loss) adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as acquisition, restructuring and integration costs, revaluation of contingent liabilities, unrealized gain on investments in securities, change in TRA liability, equity-based compensation expense, and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, unrealized gain on investments in securities, change in TRA liability, equity-based compensation expense, and other nonrecurring items. Free cash flow represents net cash provided by operating activities adjusted for non-discretionary capital expenditures. This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this letter that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4 Payments, Inc.’s (“our”, the “Company” or "Shift4”) expectations regarding new customers; acquisitions and other transactions, including of our sales partners and their residual streams, and our ability to close said transactions on the timeline we expect or at all; our market growth and projected international expansion; our plans and agreements regarding future payment processing commitments; our expectations with respect to economic recovery; our stock price; and anticipated financial performance, including our financial outlook for fiscal year 2023 and future periods. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements, including, but not limited to, the following: our ability to differentiate ourselves from our competitors and compete effectively; our ability to anticipate and respond to changing industry trends and merchant and consumer needs; our ability to continue making acquisitions of businesses or assets; our Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including settlement activity, which represents the change in our settlement obligation, which fluctuated based on volumes and calendar timing, acquisition, restructuring and integration costs, the impact of timing of annual performance bonuses, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness ability to continue to expand our market share or expand into new markets; our reliance on third-party vendors to provide products and services; our ability to integrate our services and products with operating systems, devices, software and web browsers; our ability to maintain merchant and software partner relationships and strategic partnerships; the effects of global economic, political and other conditions, including inflationary pressure and rising interest rates, on consumer, business and government spending; the effects of international conflicts and terrorism; our compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; our ability to establish, maintain and enforce effective risk management policies and procedures; our ability to protect our systems and data from continually evolving cybersecurity risks, security breaches and other technological risks; potential harm caused by software defects, computer viruses and development delays; the effect of degradation of the quality of the products and services we offer; potential harm caused by increased customer attrition; potential harm caused by fraud by merchants or others; potential harm caused by damage to our reputation or brands; our ability to recruit, retain and develop qualified personnel; our reliance on a single or limited number of suppliers; the effects of seasonality and volatility on our operating results; the effect of various legal of those measures for comparative purposes. The non- GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, adjusted net income, adjusted net income per share, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. We are unable to provide a reconciliation of Adjusted Free Cash Flow for 2023 to net cash provided by operating activities, the nearest comparable GAAP measure, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include end-to-end payment volume, spread and margin. End-to-end payment volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in end-to-end volume are dollars routed via our international payments platform and alternative payment methods, including cryptocurrency and stock donations, plus volume we route to one or more third party merchant acquirers on behalf of strategic enterprise merchant relationships. This volume does not include volume processed through our legacy gateway-only offering. Blended Spread represents the average yield Shift4 earns on the average end-to-end payment volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the end-to-end payment volume processed for the same period. proceedings; our ability to raise additional capital to fund our operations; our ability to protect, enforce and defend our intellectual property rights; our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; our compliance with laws, regulations and enforcement activities that affect our industry; our dependence on distributions from Shift4 Payments, LLC to pay our taxes and expenses, including payments under the Tax Receivable Agreement; the significant influence Rook has over us, including control over decisions that require the approval of stockholders; and the potential impact of any future material weaknesses in our internal control over financial reporting. These and other important factors are described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2022, and could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management’s estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2

Dear Shareholders, 3 3 We are quickly approaching our 25th year in business but the last 4 years have been the most volatile and challenging times I can remember. We all continue to navigate the unfortunate realities of a global pandemic, social unrest, immense political divide, economic uncertainty, ongoing consequences from rising and record levels of interest rates and two major wars. Whatever impact is felt on our business pales in comparison to the hardships and loss felt by those directly suffering from these sad circumstances. We can all contribute to making this world a better and healthier place and Shift4 will certainly play our part in that regard. As we expected, this past quarter was especially busy and I am very pleased with our reasonably strong results. We grew our end-to-end volumes 36%, gross revenue 23%, gross profit 34%, and gross revenue less network fees 24% versus the comparable period a year ago. As we had communicated previously, Q3 would not reflect the volumes and associated revenue from many of our in-year enterprise initiatives in stadiums and resorts, that all came online in the 4th quarter. The 3rd quarter also did not reflect any contribution from our acquisitions of Finaro and Appetize, both of which also closed in the 4th quarter. It is worth highlighting, that we have been collaborating commercially with Finaro throughout the 20-month regulatory approval period, and some 33% of their revenue represents existing Shift4 relationships. If you were to take these revenue synergies and apply it to Q3, you can have a sense of what a more normalized organic quarter would look like, which is roughly 400 bps higher. The scorecard for any company’s capital allocation strategy is its financial performance. Despite most of our major enterprise initiatives coming alive in Q4, we delivered a quarterly record of $46.5 million of net income and $124.5 million of Adjusted EBITDA while expanding our margins and generating robust free cash flow. We are delivering these impressive results while also investing in our global expansion efforts, upgrading talent, and investing in internal systems. Even more so than Q3 performance, I am very proud with how we have positioned the company for the balance of the year and especially in 2024 and beyond. We have an incredibly strong foundation now in terms of our talent, culture, products, technological infrastructure and financial flexibility. As a result, we are once again in a position to positively revise our EBITDA and FCF guidance. We have also provided a bridge to our 2024 volume target. I believe we are one of the best capital allocators in the industry, despite understandable skepticism regarding M&A in general. Our track record is really unmatched over the last decade. We have a playbook and it isn’t complicated: we identify differentiated technology assets with an embedded, under-monetized, payments opportunity. For the most part, we acquire these overlooked assets to support existing verticals, but at times it will take us in to new geographies or new markets. Not only has our strategy afforded us the ability to offer merchants a value proposition previously unavailable in the market, it has also resulted in our growth consistently exceeding industry averages. We owe our investors transparency on why the deals we do make sense and will have incredible returns, but the days of apologizing for being good at M&A are over. The recent $100 million acquisition of Appetize this past quarter was classic Shift4. Despite what some of the critics may think, we can’t compel one of our biggest competitors to sell us their assets at a steep discount just to plug a quarterly hypothetical hole. In reality, we put ourselves in the optimal position to acquire an under-monetized payments opportunity at a very attractive price point, and in doing so dramatically accelerate our timeline in the sports and entertainment vertical by instantly adding 600+ venues to our customer base. We are in the early days of capturing ticketing volume and now have more than tripled our market share across major league sports, theme parks and well-known marquee venues. Our Appetize base case will have us exiting 2024 with $15 million of Adjusted EBITDA and years of additional opportunities to pursue. This is consistent with our general M&A criteria to be deleveraging inside of 24 months.

Jared Isaacman CEO jared@shift4.com 4 4 With respect to global expansion, we were thrilled to announce the long-awaited closing of the acquisition of Finaro on Oct 26th. This acquisition marks the beginning of our European expansion and represents a major milestone for the company. The significant revenue and EBITDA synergies we unlocked in the period since the announcement will now be fully reflected in our reported financial results, and we are very excited to bring our differentiated integrated payments offering to hotels, restaurants, stadiums, non-profits and gaming firms all across Europe. Our new cloud-based restaurant POS offering, SkyTab, continues to have tremendous success. Since launching SkyTab in the United States last fall, we have installed over 23,000 systems, including in stadiums and large-scale entertainment environments. This quarter we reached agreements to install SkyTab in Amway Center, home of the Orlando Magic, Paycom Center, home of the Oklahoma City Thunder, and at BetMGM sports book locations. Our recent promotional campaigns have really struck a chord with merchants across the country, as SkyTab’s lower total cost of ownership continues to resonate with restaurant owners who above all value trust and transparency in their partners. We are very excited about the opportunity to now bring SkyTab to restaurants throughout Europe, and expect a strong European pipeline into 2024. The ability for Shift4 to sustain our financial performance and to consistently attract new customers is directly related to our unique culture. After 24 years in business, we have seen it all and have a formula to win in the best and most challenging of conditions. The Shift4way ensures our entire C- suite leads by example: we do not demand of our employees anything we would not otherwise demand of ourselves. This includes transparency and radical ownership, which leads to mutual trust and minimal bureaucracy. I personally communicate daily imperatives and reiterate our priorities & strategy. I also emphasize the importance of accountability and communication to all of our employees on a weekly basis. We empower all of our employees to take ownership and move Boldly Forward. I will acknowledge the market has not been kind to many in the fintech universe, but at times it does feel like we are running hard and performing well, but the crowd cheering for us to trip & fall is louder than those rooting for our success. This is what we signed up for when ringing the NYSE bell, and we will never stop fighting to exceed expectations, but at the same time we are actively exploring strategic opportunities & alternatives that will reduce distractions and serve our company, employees and shareholders best. On that note, I am always available should you have any questions, concerns or opportunities to discuss.

Performance Highlights
Third Quarter 2023

Q3

+36% YoY
Q3 END-TO-END PAYMENT VOLUME

+34% YoY
GROSS PROFIT

+24% YoY
GROSS REVENUE LESS NETWORK FEES[(A)]

$46.5M
NET INCOME

$124.5M
+46% YoY
ADJUSTED EBITDA[(A)]

- End-to-end ("E2E") payment volume of $27.9 billion during Q3 2023, up 36% from Q3 2022.
- Gross revenue of $675.4 million, up 23% from Q3 2022.
- Gross profit of $171.0 million, up 34% from Q3 2022.
- Gross revenue less network fees[(A)] of $243.0 million, up 24% from Q3 2022.
- Net income for Q3 2023 was $46.5 million. Net income per class A and C share was $0.56 and $0.55 on a basic and diluted basis, respectively. Adjusted net income for Q3 2023 was $69.5 million, or $0.82 per class A and C share on a diluted basis.[(A)(B)]
- EBITDA of $100.9 million and Adjusted EBITDA of $124.5 million for Q3 2023, up 6% and 46% YoY, respectively. Adjusted EBITDA margins of 51% for Q3 2023.[(A)]

Q3 End-to-End Payment Volume

($BILLION)



48% CAGR
$5.9
$7.1
$13.5
$20.6
$27.9
Q3-19
Q3-20
Q3-21
Q3-22
Q3-23
Q3 2023 E2E payment volumes were
~5x
Q3 2019 levels

Gross Profit & Gross Revenue Less Network Fees[(A)]

($MILLION)



Gross Profit: 4-Year CAGR 39%
Gross Revenue Less Network Fees: 4-Year CAGR 32%
$45.3
$79.7
$45.8
$87.7
$58.6
$148.3
$127.5
$196.7
$171.0
$243.0
Q3-19
Q3-20
Q3-21
Q3-22
Q3-23

Net Income & Adjusted EBITDA[(A)]

($MILLION)



Net Income
Adjusted EBITDA
$46.4
$85.4
$38.5
$94.4
$20.4
$89.3
$36.8
$110.0
$46.5
$124.5
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23

Net Cash Provided by Operating Activities & Adjusted Free Cash Flow[(A)]

($MILLION)



Net Cash Provided By Operating Activities
Adjusted Free Cash Flow
$65.1
$44.8
$139.5
$56.7
$79.4
$58.3
$91.9
$64.4
$111.7
$75.5
Q3-22
Q4-22
Q1-23
Q2-23
Q3-23

(A) For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document.
(B) Adjusted net income per share for Q3 2023 is calculated using total shares of 85.1 million, which includes weighted average Class A, Class B and Class C shares of 56.5 million, 23.8 million, and 1.8 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, 0.3 million of contingent shares which have been earned as of September 30, 2023 and will be issued in Q4 2023, and 2.7 million unvested Restricted Stock Units as of September 30, 2023, for which new Class A shares will be issued upon vesting.

SHIFT4
5

E2E Volumes and Blended Spreads by Quarter Gain Share & Steady Growth 5 Year Total Cost of Ownership Analysis High Growth Core: Gaining Share, Taking Out Parts Executing on Our Strategic Objectives (A) For Visa and MasterCard, 4-year CAGR volume based on US Payments Volume for the twelve months ended September 30, 2023 versus similar period ended September 30, 2019. Average size of merchant based on volume is +192% of 2021 levels. Move Up Market 6 6 *Q3 2021 blended spread excludes $22.4 million of payments to merchants associated with the TSYS outage. Please refer to Note 3 of our 10-Q filed for the period ended September 30, 2021 for additional information.

SkyTab First Year Update Continuing to rapidly gain market share in the food & beverage space 7 format WIP Intended Message: The rollout of SkyTab is accelerating, recent promotions are resonating with merchants who increasingly sensitive to cost

High Growth Core Continuing to expand market share in our fast-growing core verticals Denotes Gateway Conversion★ Stonefire Grill is a fast-growing chain of family fast-casual restaurants with over a dozen locations across southern California serving scratch- made classic American fare. Stonefire Grill Ayres Hotels offers a collection of 24 award-winning European- inspired boutique hotels across Southern California and up the west coast, each thoughtfully designed to be different than the next. Ayres Hotels As one of Travel + Leisure World's Best Hotels and a winner of the Conde Nast Traveler Readers' Choice Awards, White Elephant Resorts offers a collection of unique boutique hotels and luxury resorts on Nantucket Island, MA, and in Palm Beach, FL. White Elephant Resorts With over a dozen locations and rapidly expanding, this unique chain of venues combines made-from-scratch Italian/American cuisine with bowling, bocce and memorable private events. Pinstripes 8 8 We have partnered with SkyTouch Technology, a property management system installed at over 7,000 hotels, and they will be promoting SkyTab POS to all F&B venues within their hotel properties. Pebble Beach has renewed and expanded the scope of the end-to-end agreement to include use of SkyTab and VenueNext software across the resort’s three iconic golf courses, three hotels, onsite spa facilities, numerous dining options, and more. ★ ★ ★ We have partnered with SkyTouch Technology, a property management system installed at over 7,000 hotels, and they will be promoting SkyTab POS to all F&B venues within their hotel properties. We have partnered with SkyTouch Technology, a property management system installed at over 7,000 hotels, and they will be promoting SkyTab POS to all F&B venues within their hotel properties. Sonesta has signed a multi-year contract renewal that expands the relationship with Shift4 to provide end-to-end payments at all Sonesta-managed hotels and makes SkyTab their preferred POS solution for all F&B locations at Sonesta properties.

High Growth Core

Continuing to expand market share in our fast-growing core verticals

Ocean House Collection ★


OCEAN HOUSE

The Ocean House Collection offers three distinctive oceanfront properties in Rhode Island, including the namesake Ocean House hotel, which is one of only 11 "triple Five-Star" resorts in the world, earning separate Forbes Five-Star ratings for the hotel, spa, and restaurant.

Tiburón Golf Club


TIBURÓN

Located in Naples, FL, Tiburón Golf Club features two 18-hole, Greg Norman-designed golf courses, and a 27,000-square foot Mediterranean-style clubhouse with three dining rooms and extensive amenities.

Boyds ★


BOYDS
BOYDS
PHILADELPHIA

Recently celebrating its 85th anniversary, Boyds is a fourth-generation, family-owned luxury retailer with a flagship store in Philadelphia as well as a second location in Pennsylvania.

Great American Restaurants


GREAT AMERICAN RESTAURANTS

Great American Restaurants is an ownership group that manages a dozen different restaurant brands with nearly 20 locations across Virginia and Maryland, serving a variety of American fare.

Hyde Park Prime Steakhouse


HYDE PARK
PRIME STEAKHOUSE

Hyde Park Prime Steakhouse is a high-end steakhouse chain with nearly a dozen locations across the US, serving grilled meats, seafood & cocktails in an upscale, sophisticated setting.

Spinnaker Resorts ★


SPINNAKER
RESORTS

Spinnaker Resorts owns 12 resorts spread across four destination areas, each offering a unique vacation experience: Hilton Head, SC, Branson, MO, Ormond Beach, FL, and Williamsburg, VA.

How do we win HOTELS?

1. One of three companies with 500+ software integrations required to pursue the vertical
2. We own more links in the value chain to differentiate and provide lower cost of ownership
3. ARPU expansion from existing gateway only customers
4. NEW! Entering Canadian & European markets

★ *Denotes Gateway Conversion*

SHIFT4
9

Sports & Entertainment

Powering payments through POS, mobile ordering, ticketing, and more

SIGNATURE WINS - WITH TICKETING!


ORLANDO
MAGIC

Shift4 will be providing a complete commerce ecosystem for the Orlando Magic, including SkyTab POS, kiosk and mobile ordering for F&B, ticketing through Ticketmaster, retail sales, and loyalty program.



Shift4 is now processing ticketing transactions for the Miami Dolphins via our integration with TicketMaster.


SF

Shift4 is now powering concession payments throughout the stadium for the San Francisco 49ers and will be processing all ticketing transactions as well as powering the team's loyalty program.

Cosm


cosm

Cosm will soon be opening revolutionary immersive event venues in Los Angeles, CA and Dallas, TX with plans for additional locations across the country, and Shift4 will be processing POS and ticketing payments.

Oklahoma City Thunder


OKC
THUNDER

Shift4 will be providing SkyTab POS to power payments at restaurant locations within the arena for Oklahoma City Thunder.

Artsquest/Musikfest


ARTSQUEST
imagine that
MUSIK FEST

Shift4 will be processing all POS & mobile payments for F&B, retail sales, and ticketing for the hundreds of events hosted by Artsquest annually, including Musikfest, the nation's largest non-gated festival that runs for 10 days and attracts over a million attendees each year.

University of Georgia


UNIVERSITY OF
GEORGIA

Shift4 is now powering transactions for the University of Georgia Bulldogs with both POS and mobile ordering at F&B concessions throughout the stadium.

How do we win STADIUMS?

1. Category leading mobile experience
2. We own more links in the value chain (i.e. Payments, Hardware, mobile, concessions, restaurants, retail, parking, ticketing)
3. ARPU expansion as existing customers add ticketing and hundreds of Appetize accounts begin to effectively monetize payments

SHIFT4

10

1 1 11 Appetize Acquisition Accelerated our dominance in the Sports & Entertainment space Classic Shift4 playbook: acquired an under-monetized payment opportunity at an attractive price point Instantly added 600+ venues to our customer base More than tripled our market share across major league sports, theme parks, and well-known marquee venues Further expands our incredible ticketing opportunity Disciplined use of capital: $100mm purchase price, representing a material reduction from the last valuation IS NOW We expect synergized Adjusted EBITDA to be positive in Q4 and to achieve $15 million of total Adjusted EBITDA in 2024 OPTION D

New Verticals Update Continuing to gain momentum in new verticals 1 2 12 NON-PROFITS Shift4's efforts in the non-profit space are building momentum as we leverage the unique capabilities we possess with The Giving Block to establish new partnerships and sign more non-profit organizations to our platform. Recent Appetize acquisition accelerates our ability to penetrate the ticketing opportunity. SEXY TECH + new partnership: give lively - nearly 9K non profits integration for s4 as preferred credit card processor + giving block: global citizens, habitat for humanity, etc. + crypto commentary? TICKETING Give Lively, which provides powerful fundraising solutions to over 8,000 nonprofits, will add Shift4 as a payment processor and expand donation processing capabilities to include stocks and top cryptocurrencies via Shift4 & The Giving Block. Shift4 has implemented its VenueNext solution with Amazon’s Just Walk Out technology for a seamless shopping experience for fans at various venues, starting with the United Center in Chicago. Shift4 is now processing all payments for RedWeek.com, the world’s largest online marketplace for timeshare rentals and resales. New Ticketing Wins - with dozens more in the pipeline. This quarter, we added two additional ticketing platform integrations to further expand our ticketing opportunity.

of International Expansion With the closing of Finaro, Shift4 moves Boldly Forward towards becoming a truly global company 1 3 13 Things to touch on: – we closed on finaro. It's a much better business today. 1/3 of net revenue from existing customers, exiting 2023 at $45m+ of EBITDA, lots of card present capabilities with operation skytabs in europe – be explicit about: close collaboration, 20 months of inegration work, would have lifted Q3 organic net revenue growth to 27% – 2024 goal to add over 10,000 restaurants and hotels in Europe and Canada, including existing multi-billion GWO conversion opportunity + Shift4 is Global Intended Message: The closing of Finaro facilitates our global expansion. The business looks very different than it did 20 months ago as a direct result of Shift4's influence highlight contrast vs. worldline add comment on M&A for distribution? (+ finaro charts from Luke?) • We are thrilled to fulfill a promise we made 20 months ago with the closing of Finaro, having molded a business that looks very different than it did at announcement • We are entering the European market with 550+ unique software integrations and SkyTab to pursue hotels, restaurants, and stadiums • At the time of announcement, Card Present represented 3% of Finaro's transactions compared to 13% today • Finaro's current synergized run rate Adjusted EBITDA is over $45 million • Roughly one-third of Finaro's total revenue is attributable to synergies unlocked by Shift4 2024 GOAL & BEYOND Currently Processing - Our 2024 goal is to add over 10,000 restaurants and hotels in Europe and Canada - Going forward, we plan to follow our strategic customer into new regions all around the world through a combination of partnerships and commercial integrations

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Breaking Down Fourth Quarter Guidance We expect full year guidance to fall within the previously provided ranges 1 4 14 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $741 Million +38% YoY +42% YoY $766 Million Full Year Range: $2.60 Billion to $2.63 Billion Gross Revenue $274 Million +37% YoY +45% YoY $289 Million Full Year Range: $945 Million to $960 Million Gross Revenue Less Network Fees We expect a total contribution of ~$21 million in GRLNF in the fourth quarter from Legacy Finaro and Appetize(C) $259+ Million 57%+ FCF Conversion Full YearFull Year Adjusted Free Cash Flow $32 Billion +52% YoY +57% YoY $33 Billion Full Year Range: $108.5 Billion to $109.5 Billion End-to-End Payment Volume $741 Million +38% YoY +42% YoY $766 Million Full Year Range: $2.60 Billion to $2.63 Billion Gross Revenue $132 Million +40% YoY +49% YoY $140 Million Full Year Range: $456 Million to $464 Million Adjusted EBITDA $259+ Million Adjusted Free Cash Flow option C TO TO TO TO 57%+ FCF Conversion Q4 Guidance

1 5 15 option 1 option 2 Q4 2023 Expected Contribution from FocusPOS, Appetize, and Finaro, inclusive of Synergies Figures above includes partial contribution for Finaro due to October 26th closing. Adjusted for a full-quarter closing of Finaro, Q4 YoY Gross Revenue less Network Fee growth would be 45% (Q4 Guidance).

Volume Growth Bridge ($'s in Billions) Looking Ahead to 2024 Breaking down expected volume in the medium term 1 6 16 Additional $180 billion embedded payment opportunity comprised of Gateway-only and Software-only Restaurant customers

Appendix - Financial Information 17

Third Quarter of 2023 Condensed Consolidated Balance Sheets UNAUDITED In millions September 30, 2023 December 31, 2022 ASSETS Current assets Cash and cash equivalents $ 692.3 $ 702.5 Restricted cash 91.0 74.0 Accounts receivable, net 232.1 195.0 Inventory 2.5 4.8 Prepaid expenses and other current assets 20.7 15.4 Total current assets 1,038.6 991.7 Noncurrent assets Goodwill 755.4 735.0 Residual commission buyouts, net 251.7 303.9 Other intangible assets, net 324.5 306.8 Capitalized customer acquisition costs, net 48.3 36.1 Equipment for lease, net 111.1 80.7 Property, plant and equipment, net 27.9 22.3 Right-of-use assets 21.5 19.5 Investments in securities 58.6 47.1 Other noncurrent assets 12.3 10.9 Total assets $ 2,649.9 $ 2,554.0 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accounts payable $ 181.3 $ 166.7 Accrued expenses and other current liabilities 110.1 80.0 Deferred revenue 14.9 16.3 Current lease liabilities 6.7 5.3 Total current liabilities 313.0 268.3 Noncurrent liabilities Long-term debt 1,748.1 $ 1,741.9 Deferred tax liability 17.4 18.6 Noncurrent lease liabilities 18.8 18.1 Other noncurrent liabilities 11.6 26.5 Total liabilities 2,108.9 2,073.4 Stockholder's equity Additional paid-in-capital 748.9 702.6 Accumulated other comprehensive income 6.3 8.3 Retained deficit (355.0) (363.6) Total stockholders' equity attributable to Shift4 Payments, Inc. 400.2 347.3 Noncontrolling interests 140.8 133.3 Total stockholders' equity 541.0 480.6 Total liabilities and stockholders' equity $ 2,649.9 $ 2,554.0 1 8 18

Third Quarter of 2023

Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three Months Ended		Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Gross revenue	$ 675.4	$ 547.3	$ 1,859.4	$ 1,455.9
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(495.1)	(411.6)	(1,366.8)	(1,129.8)
General and administrative expenses	(76.3)	(74.2)	(244.1)	(198.8)
Revaluation of contingent liabilities	(8.9)	36.9	(21.5)	37.2
Depreciation and amortization expense (A)	(40.0)	(28.9)	(111.2)	(62.9)
Professional fees	(5.7)	(10.4)	(17.2)	(25.7)
Advertising and marketing expenses	(4.7)	(5.6)	(11.2)	(11.2)
Income from operations	**44.7**	**53.5**	**87.4**	**64.7**
Interest income	9.6	3.5	26.0	4.9
Other (expense) income, net	—	—	(0.3)	0.3
Unrealized gain on investments in securities	2.6	—	11.5	—
Change in TRA liability	(1.5)	(1.1)	(2.8)	(1.1)
Interest expense	(8.0)	(8.3)	(24.1)	(24.6)
Income before income taxes	**47.4**	**47.6**	**97.7**	**44.2**
Income tax (expense) benefit	(0.9)	(1.2)	6.0	4.0
Net income	**46.5**	**46.4**	**103.7**	**48.2**
Less: Net income attributable to noncontrolling interests	13.9	3.3	31.2	2.3
Net income attributable to Shift4 Payments, Inc.	**$ 32.6**	**$ 43.1**	**$ 72.5**	**$ 45.9**
Basic net income per share				
Class A net income per share - basic	$ 0.56	$ 0.78	$ 1.24	$ 0.82
Class A weighted average common stock outstanding - basic	56,537,008	51,502,825	56,233,959	51,804,935
Class C net income per share - basic	$ 0.56	$ 0.78	$ 1.24	$ 0.82
Class C weighted average common stock outstanding - basic	1,759,273	3,648,580	2,019,063	4,069,266
Diluted net income per share				
Class A net income per share - diluted	$ 0.55	$ 0.57	$ 1.22	$ 0.58
Class A weighted average common stock outstanding - diluted	57,673,083	77,801,346	57,697,393	78,479,541
Class C net income per share - diluted	$ 0.55	$ 0.57	$ 1.22	$ 0.58
Class C weighted average common stock outstanding - diluted	1,759,273	3,648,580	2,019,063	4,069,266

(A) Depreciation and amortization expense includes depreciation of equipment under lease of $9.3 million and $24.7 million for the three and nine months ended September 30, 2023, respectively, and $8.2 million and $22.6 million for the three and nine months ended September 30, 2022, respectively.

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Third Quarter of 2023

Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three Months Ended		Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
OPERATING ACTIVITIES				
Net income	$ **46.5**	$ **46.4**	$ **103.7**	$ **48.2**
Adjustments to reconcile net income to net cash provided by operating activities				
Depreciation and amortization	55.1	42.6	152.7	101.6
Amortization of capitalized financing costs	2.1	2.1	6.2	6.0
Deferred income taxes	(0.2)	1.1	(8.6)	(4.4)
Provision for bad debts	1.9	1.5	7.4	5.8
Revaluation of contingent liabilities	8.9	(36.9)	21.5	(37.2)
Unrealized gain on investments in securities	(2.6)	—	(11.5)	—
Change in TRA liability	1.5	1.1	2.8	1.1
Equity-based compensation expense	12.4	12.2	46.4	38.4
Other noncash items	1.2	0.2	1.5	0.9
Change in operating assets and liabilities	(15.1)	(5.2)	(39.1)	(24.5)
Net cash provided by operating activities	**111.7**	**65.1**	**283.0**	**135.9**
INVESTING ACTIVITIES				
Residual commission buyouts	(0.8)	(256.4)	(9.5)	(268.2)
Acquisitions, net of cash acquired	—	(122.6)	(36.3)	(135.2)
Acquisition of equipment to be leased	(25.7)	(14.7)	(62.7)	(39.6)
Capitalized software development costs	(11.4)	(11.4)	(29.3)	(31.7)
Acquisition of property, plant and equipment	(5.2)	(5.0)	(11.3)	(6.8)
Purchase of intangible assets	—	—	(2.0)	—
Investments in securities	—	—	—	(1.5)
Net cash used in investing activities	**(43.1)**	**(410.1)**	**(151.1)**	**(483.0)**
FINANCING ACTIVITIES				
Repurchases of Class A common stock	—	—	(96.8)	(185.9)
Payments for withholding tax related to vesting of restricted stock units	(4.8)	(0.4)	(20.5)	(20.6)
Deferred financing costs	—	—	—	(4.9)
Distributions to noncontrolling interests	(0.5)	—	(2.7)	—
Payments on contingent liabilities	(3.8)	—	(4.3)	—
Net cash used in financing activities	**(9.1)**	**(0.4)**	**(124.3)**	**(211.4)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1.5)	(0.1)	(0.8)	(0.3)
Change in cash and cash equivalents and restricted cash	**58.0**	**(345.5)**	**6.8**	**(558.8)**
Cash and cash equivalents and restricted cash, beginning of period	725.3	1,018.2	776.5	1,231.5
Cash and cash equivalents and restricted cash, end of period	$ **783.3**	$ **672.7**	$ **783.3**	$ **672.7**

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Third Quarter of 2023

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED
In millions

	Three Months Ended		Nine Months Ended	
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Payments-based revenue	$ 626.9	$ 509.0	$ 1,738.0	$ 1,354.4
Subscription and other revenues	48.5	38.3	121.4	101.5
GROSS REVENUE	**675.4**	**547.3**	**1,859.4**	**1,455.9**
Less: network fees	(432.4)	(350.6)	(1,188.3)	(927.8)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(62.7)	(61.0)	(178.5)	(202.0)
	180.3	135.7	492.6	326.1
Less: Depreciation of equipment under lease	(9.3)	(8.2)	(24.7)	(22.6)
GROSS PROFIT	**$ 171.0**	**$ 127.5**	**$ 467.9**	**$ 303.5**
GROSS PROFIT	**$ 171.0**	**$ 127.5**	**$ 467.9**	**$ 303.5**
Add back: Other costs of sales	62.7	61.0	178.5	202.0
Add back: Depreciation of equipment under lease	9.3	8.2	24.7	22.6
GROSS REVENUE LESS NETWORK FEES	**$ 243.0**	**$ 196.7**	**$ 671.1**	**$ 528.1**

	Q3 2019	Q3 2020	Q3 2021	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Payments-based revenue	$ 171.9	$ 196.8	$ 346.9	$ 509.0	$ 502.7	$ 511.0	$ 600.1	$ 626.9
Subscription and other revenues	21.9	18.0	30.9	38.3	35.0	36.0	36.9	48.5
GROSS REVENUE	**193.8**	**214.8**	**377.8**	**547.3**	**537.7**	**547.0**	**637.0**	**675.4**
Less: network fees	(114.1)	(127.1)	(251.9)	(350.6)	(338.3)	(347.0)	(408.9)	(432.4)
Less: Other costs of sales (exclusive of depreciation of equipment under lease) (A)	(34.4)	(36.2)	(61.5)	(61.0)	(55.3)	(54.6)	(61.2)	(62.7)
	45.3	51.5	64.4	135.7	144.1	145.4	166.9	180.3
Less: Depreciation of equipment under lease	—	(5.7)	(5.8)	(8.2)	(5.8)	(7.2)	(8.2)	(9.3)
GROSS PROFIT	**$ 45.3**	**$ 45.8**	**$ 58.6**	**$ 127.5**	**$ 138.3**	**$ 138.2**	**$ 158.7**	**$ 171.0**
GROSS PROFIT	**$ 45.3**	**$ 45.8**	**$ 58.6**	**$ 127.5**	**$ 138.3**	**$ 138.2**	**$ 158.7**	**$ 171.0**
Add back: Other costs of sales (A)	34.4	36.2	61.5	61.0	55.3	54.6	61.2	62.7
Add back: Depreciation of equipment under lease	—	5.7	5.8	8.2	5.8	7.2	8.2	9.3
Add back: TSYS outage payments (B)	—	—	22.4	—	—	—	—	—
GROSS REVENUE LESS NETWORK FEES	**$ 79.7**	**$ 87.7**	**$ 148.3**	**$ 196.7**	**$ 199.4**	**$ 200.0**	**$ 228.1**	**$ 243.0**

(A) Q3 2021 includes nonrecurring payments to partners associated with the TSYS outage of $2.3 million.
(B) Q3 2021 includes nonrecurring payments to merchants associated with the TSYS outage of $22.4 million.

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Third Quarter of 2023

Reconciliations of Net Income to Non-GAAP Adjusted EBITDA and Net Income to Non-GAAP Adjusted Net Income

UNAUDITED
In millions, except share and per share data

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
NET INCOME	**$ 46.4**	**$ 38.5**	**$ 20.4**	**$ 36.8**	**$ 46.5**
Interest expense	8.3	7.9	8.1	8.0	8.0
Interest income	(3.5)	(5.9)	(7.6)	(8.8)	(9.6)
Income tax expense (benefit)	1.2	4.2	(3.6)	(3.3)	0.9
Depreciation and amortization expense	42.6	47.5	47.6	50.0	55.1
EBITDA	**$ 95.0**	**$ 92.2**	**$ 64.9**	**$ 82.7**	**$ 100.9**
Acquisition, restructuring and integration costs	13.0	4.7	4.3	5.8	3.2
Revaluation of contingent liabilities	(36.9)	0.6	7.0	5.6	8.9
Unrealized gain on investments in securities	—	(15.1)	(8.9)	—	(2.6)
Change in TRA liability	1.1	0.6	0.5	0.8	1.5
Equity-based compensation expense	12.3	11.3	21.2	13.7	12.6
Other nonrecurring items	0.9	0.1	0.3	1.4	—
ADJUSTED EBITDA	**$ 85.4**	**$ 94.4**	**$ 89.3**	**$ 110.0**	**$ 124.5**
ADJUSTED EBITDA	$ 85.4	$ 94.4	$ 89.3	$ 110.0	$ 124.5
GROSS REVENUE LESS NETWORK FEES	$ 196.7	$ 199.4	$ 200.0	$ 228.1	$ 243.0
ADJUSTED EBITDA MARGIN (A)	43 %	47 %	45 %	48 %	51 %
NET INCOME	$ 46.4	$ 38.5	$ 20.4	$ 36.8	$ 46.5
GROSS PROFIT	$ 127.5	$ 138.3	$ 138.2	$ 158.7	$ 171.0
NET INCOME DIVIDED BY GROSS PROFIT (B)	36 %	28 %	15 %	23 %	27 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

(B) Represents a margin calculated using the nearest comparable GAAP figures to Adjusted EBITDA and Gross revenue less network fees. The Company does not utilize this margin to assess the performance of its business.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
NET INCOME (A)	**$ 46.4**	**$ 38.5**	**$ 20.4**	**$ 36.8**	**$ 46.5**
ADJUSTMENTS:					
Acquisition, restructuring and integration costs	13.0	4.7	4.3	5.8	3.2
Revaluation of contingent liabilities	(36.9)	0.6	7.0	5.6	8.9
Unrealized gain on investments in securities	—	(15.1)	(8.9)	—	(2.6)
Change in TRA liability	1.1	0.6	0.5	0.8	1.5
Equity-based compensation expense	12.3	11.3	21.2	13.7	12.6
Other nonrecurring items	0.9	0.1	0.3	1.4	—
Tax impact of adjustments	(0.1)	(0.2)	(0.4)	(0.7)	(0.6)
ADJUSTED NET INCOME (A)	**$ 36.7**	**$ 40.5**	**$ 44.4**	**$ 63.4**	**$ 69.5**

RECONCILIATION OF NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER SHARE

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
NET INCOME PER DILUTED SHARE (A)	$ 0.57	$ 0.46	$ 0.24	$ 0.42	$ 0.55
ADJUSTMENTS, NET OF TAX:					
Acquisition, restructuring and integration costs	0.18	0.03	0.05	0.07	0.04
Revaluation of contingent liabilities	(0.50)	0.01	0.08	0.07	0.10
Unrealized gain on investments in securities	—	(0.11)	(0.10)	—	(0.03)
Change in TRA liability	0.01	—	0.01	0.01	0.02
Equity-based compensation expense	0.17	0.08	0.23	0.15	0.14
Other nonrecurring items	0.01	—	—	0.02	—
ADJUSTED NET INCOME PER SHARE (B)	**$ 0.44**	**$ 0.47**	**$ 0.51**	**$ 0.74**	**$ 0.82**

(A) Net income per diluted share for Q3 2023 is calculated using weighted average fully diluted shares of 59.4 million using the Treasury Stock Method in accordance with U.S. GAAP.
(B) Adjusted net income per share for Q3 2023 is calculated using total shares of 85.1 million, which includes weighted average Class A, Class B and Class C shares of 56.5 million, 23.8 million, and 1.8 million, respectively, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock, 0.3 million of contingent shares which have been earned as of September 30, 2023 and will be issued in Q4 2023, and 2.7 million unvested Restricted Stock Units as of September 30, 2023, for which new Class A shares will be issued upon vesting.

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Three Months Ended September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 65.1 $ 139.5 $ 79.4 $ 91.9 $ 111.7 Capital expenditures (A) (31.1) (26.4) (28.1) (32.9) (42.3) FREE CASH FLOW 34.0 113.1 51.3 59.0 69.4 ADJUSTMENTS: Settlement activity (B) 4.3 (76.5) 1.7 — — Payments on contingent liabilities in excess of initial fair value (C) — — — — 2.8 Acquisition, restructuring and integration costs 10.2 11.3 4.8 5.8 2.7 Bonus timing, nonrecurring strategic capital expenditures, and other (D) (3.7) 8.8 0.5 (0.4) 0.6 ADJUSTED FREE CASH FLOW $ 44.8 $ 56.7 $ 58.3 $ 64.4 $ 75.5 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow in millions UNAUDITED Third Quarter of 2023 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) Settlement activity historically reflected changes in our accounts receivable balances which were typically relieved shortly after quarter-end. Balances fluctuated based on volume and calendar timing. In December 2022, we received all funds held in its sponsor bank merchant settlement account that were previously deposited to cover the net settlement overdraft. In April 2023, we finalized and amended the agreement with our sponsor bank. In accordance with the executed agreement, we will have certain ongoing restrictions tied to our settlement activity. (C) Payments on contingent liabilities in excess of the fair value estimated upon acquisition are classified as operating activities in the Statements of Cash Flows. Given these amounts are directly related to acquisitions, we have excluded them from the calculation of Adjusted Free Cash Flow. (D) For the three months ended September 30, 2023, adjustments primarily consisted of $4.1 million of spend associated with consolidating and upgrading our facilities and expanding our presence in several markets and $1.4 million related to cash paid toward the upgrade of our internal IT systems, offset by ($4.9) million of adjustments for bonus timing and other nonrecurring items. 2 3 23

Third Quarter of 2023

Reconciliation of Shares

UNAUDITED

	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
BEGINNING BALANCE					
Class A Shares	51,458,312	53,006,376	54,153,218	56,770,614	56,467,133
Class B Shares	25,829,016	25,829,016	25,829,016	24,162,351	23,831,883
Class C Shares	3,650,380	3,626,749	2,889,811	2,090,706	1,759,273
Treasury Stock	(726,650)	—	—	—	—
TOTAL SHARES OUTSTANDING - BEGINNING	**80,211,058**	**82,462,141**	**82,872,045**	**83,023,671**	**82,058,289**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	2,251,083	409,904	151,626	549,618	77,706
Class B Shares Converted	—	—	1,666,665	330,468	—
Class C Shares Converted	23,631	736,938	799,105	331,433	—
TOTAL CLASS A SHARES ISSUED	**2,274,714**	**1,146,842**	**2,617,396**	**1,211,519**	**77,706**
CLASS A SHARES REPURCHASED INTO TREASURY STOCK DURING THE QUARTER	—	—	—	(1,515,000)	—
CLASS A SHARES RETIRED FROM TREASURY STOCK DURING THE QUARTER	726,650	—	—	1,515,000	—
ENDING BALANCE					
Class A Shares	53,006,376	54,153,218	56,770,614	56,467,133	56,544,839
Class B Shares	25,829,016	25,829,016	24,162,351	23,831,883	23,831,883
Class C Shares	3,626,749	2,889,811	2,090,706	1,759,273	1,759,273
TOTAL SHARES OUTSTANDING - ENDING	**82,462,141**	**82,872,045**	**83,023,671**	**82,058,289**	**82,135,995**
Unvested RSUs - One-time awards issued at IPO	385,675	384,225	384,225	—	—
Unvested RSUs - Acquisition-related awards	197,684	157,641	153,248	158,825	158,825
Unvested RSUs - Ongoing compensation	933,208	807,715	1,313,752	1,337,581	1,178,177
Unvested RSUs - One-time discretionary awards (A)	1,182,921	1,115,774	1,535,496	1,397,637	1,356,976
Contribution from Founder (A)	(591,461)	(557,887)	(767,748)	(698,819)	(678,488)
FULLY DILUTED SHARES OUTSTANDING (B)	**84,570,168**	**84,779,513**	**85,642,644**	**84,253,513**	**84,151,485**

EQUITY-BASED COMPENSATION EXPENSE INCURRED ON:	Twelve Months Ended 9/30/22	Twelve Months Ended 12/31/22	Twelve Months Ended 3/31/23	Twelve Months Ended 6/30/23	Twelve Months Ended 9/30/23
One-time awards issued at IPO	$ 19.9	$ 11.1	$ 11.0	$ 10.0	$ 6.6
Acquisition-related awards	5.0	5.7	3.9	4.3	4.9
Ongoing compensation	19.4	22.6	27.9	32.5	34.9
One-time discretionary awards	10.1	11.0	11.7	11.7	12.4
TOTAL EQUITY-BASED COMPENSATION EXPENSE	**$ 54.4**	**$ 50.4**	**$ 54.5**	**$ 58.5**	**$ 58.8**

(A) In Q4 2021, the Company implemented a one-time discretionary equity award program for non-management employees. The Company's Founder and CEO, Jared Isaacman, will fund half of this program through a contribution of the Founder's Class B and/or Class C shares.

(B) In Q4 2023, the Company will issue approximately 7.4 million shares of Class A common stock in connection with the acquisition of Finaro. This amount is inclusive of an earnout. The shares are subject to lockup provisions and become freely tradable in installments beginning six, nine and twelve months after the closing date of the acquisition.

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